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                    MFS Investment Management Code of Ethics

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Owner(s):                                   Effective Date: February 25, 2008
Chief Compliance Officer
Conflicts Officer
                                            Replaces Policy Version Dated:
                                            October 5, 2007

Contact Persons:                            Policy Committee Approval:
codeofethics@mfs.com                        January 17, 2008
Yasmin Motivala, ext. 55080
Beth Lynch, ext. 56851
Nicole Wong, ext. 54477
Jon Pitts, ext. 56295

Applicability:
All employees of MFS and its subsidiaries, with the
exception of Four Pillars Capital, Inc. employees,
who are subject to a separate code of ethics.
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At  the  direction  of  the  MFS  Code  of  Ethics   Oversight   Committee  (the
"Committee"),  the above  listed  personnel  and the MFS  Investment  Management
Compliance Department in general, are responsible for implementing,  monitoring, amending and interpreting this Code of Ethics.

      Trading Provisions, Restrictions and Prohibitions Applicable

      Trading Requirements Applicable to Research Analysts

      Beneficial Ownership.........................................Appendix A

      Reporting Obligations........................................Appendix B

      Specific Country Requirements.................................Exhibit A

      Access Categorization of MFS Business Units...................Exhibit B

      Security Types and Pre-Clearance and Reporting Requirements...Exhibit C

      Private Placement Approval Request............................Exhibit D

      Initial Public Offering Approval Request......................Exhibit E

The following  related policies can be viewed by clicking on the links. They are also available on the  Compliance  Department's  intranet site unless  otherwise noted.

Note: The related  policies and  information  are subject to change from time to time.

     MFS Inside Information Policy

     MFS Inside Information Procedures

     MFS Code of Business Conduct

     The Code of Ethics for  Personal  Trading and  Conduct  for  Non-Management
     Directors

     MFS Policy of Handling Complaints

     MFS-SLF Ethical Wall Policy

     MFS-Four Pillars Capital, Inc. Ethical Wall Policy

     Current list of MFS' direct and indirect subsidiaries (located on the Legal
     Department intranet site)

     Current  list of funds  for  which  MFS  acts as  adviser,  sub-adviser  or principal underwriter ("Reportable Funds")

     Overview and Scope

     MFS'  Code of  Ethics  (the  "Code")  applies  to  Massachusetts  Financial
     Services  Company as well as all of its direct  and  indirect  subsidiaries
     (collectively,  the "MFS  Companies")  with the  exception  of Four Pillars
     Capital,  Inc. which is subject to its own Code of Ethics,  and is designed to comply with  applicable  federal  securities  laws.  The MFS  Compliance
     Department,  under the direction of MFS' Chief  Compliance  Officer and the
     Code of Ethics  Oversight  Committee (the  "Committee"),  administers  this policy.

     The provisions of this Code apply to MFS  "Employees" (as defined on page 9 in  Section  II of  this  Code)  wherever  located  and  other  persons  as designated  by the  Committee,  as  detailed  on  page 6 in  Part II of the
     Definitions section of the Code. In certain non-U.S.  countries, local laws or customs may impose  requirements  in addition to the Code. MFS Employees residing in a country identified in Exhibit A are subject to the applicable requirements set forth in Exhibit A, as updated from time to time. The Code complements  MFS' Code of Business Conduct (see the Table of Contents for a
     link to this policy and other related policies). As an Employee of MFS, you must follow  MFS' Code of  Business  Conduct,  and any other  firm-wide  or department specific policies and procedures.

     This Code does not apply to directors of MFS who are not also MFS Employees
     ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered  funds who are not also  Employees of MFS ("Fund  Non-Management
     Trustees").  MFS Non-Management  Directors and Fund Non-Management Trustees
     are  subject to the Code of Ethics for  Personal  Trading  and  Conduct for
     Non-Management  Directors  and the  Code  of  Ethics  for  the  Independent
     Trustees,  Independent  Advisory Trustees,  and  Non-Management  Interested
     Trustees of the MFS Funds and Compass Funds, respectively (see the Table of
     Contents for links to these policies).  MFS Employees must be familiar, and to the extent  possible,  comply with the Role  Limitations and Information
     Barrier  Procedures of these  separate  codes of ethics.  In addition,  MFS
     Employees must  understand and comply with the MFS-SLF  Ethical Wall Policy
     (see the Table of Contents for a link to this policy).

     This Code does not apply to  employees  of Four  Pillars  Capital,  Inc., a subsidiary  of MFS, to the extent that  employees of Four Pillars  Capital,
     Inc.  are  subject to the Four  Pillars  Capital,  Inc.  Code of Ethics for
     Personal  Trading.  In addition,  MFS Employees must  understand and comply with the  MFS-Four  Pillars  Ethical  Wall Policy as in effect from time to time (see the Table of Contents for a link to this policy).

     The Code is structured as follows:

o    Section I identifies the general purpose of the policy.

o    Section II defines Employee  classifications,  Employee  Related  Accounts,
     Covered Securities and other defined terms used in the Code.

o    Section  III  details  the  procedural  requirements  of the Code which are applicable to MFS Employees.

o    Section IV identifies the trading  provisions and  restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

o    Section V details  specific  trading  prohibitions  applicable to Portfolio
     Managers and Research Analysts (as defined in Section II).

o    Section  VI  outlines  the  administration  of  the  Code,   including  the
     imposition and administration of sanctions.

o    Appendix  A  provides   additional  guidance  and  examples  of  beneficial
     ownership.

o    Appendix B details the specific reporting obligations for Employees.

I.   Statement of General Fiduciary Principles

     As registered  investment  advisers,  MFS and MFSI owe a fiduciary  duty to their  advisory  clients.  MFS Heritage  Trust Company  ("MHTC")  personnel providing  investment  advice to the Collective  Investment Trusts ("CITs")
     owe a fiduciary obligation to the CITs. MFS has elected to extend that duty to MFS Employees who are not employed by MFS, MFSI or MHTC. Therefore,  MFS
     Employees have an obligation to conduct  themselves in accordance  with the following principles:

o    You have a  fiduciary  duty at all  times to avoid  placing  your  personal interests ahead of the interests of MFS' Clients;

o    You have a duty to  attempt  to avoid  actual and  potential  conflicts  of interests between personal activities and MFS' Clients activities; and

o    You must not  take  advantage  of your  position  at MFS to  misappropriate investment opportunities from MFS' Clients.

     As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar  relationship to you) must be conducted  consistently with this Code and in such a manner as to avoid any actual or potential  conflict of interest(s) with MFS' Clients or abuse of your position of trust and responsibility.

     MFS considers personal trading to be a privilege,  not a right. When making personal  investment  decisions,  you must exercise  extreme care to ensure that the  prohibitions  of this  Code are not  violated.  Furthermore,  you should conduct your personal investing in such a manner that will eliminate the  possibility  that your time and attention are devoted to your personal investments  at the expense of time and attention that should be devoted to your duties at MFS.

     In  connection  with  general  conduct  and  personal  trading  activities,
     Employees  (as  defined on page 9 in  Section II of the Code) must  refrain from any acts with respect to MFS' Clients, which would be in conflict with
     MFS' Clients or cause a violation of applicable securities laws, such as:

o    Employing any device, scheme or artifice to defraud;

o    Making any untrue statement of a material fact to a client,  or omitting to state a material fact to a client  necessary in order to make the statement not misleading;

o    Engaging in any act,  practice or course of business that operates or would operate as a fraud or deceit; or

o    Engaging in any manipulative practice.

     It is not possible for this policy to address every situation involving MFS
     Employees'  personal  trading.  The Committee is charged with oversight and interpretation  of the Code in a manner  considered fair and equitable,  in all cases with the view of placing MFS' Clients'  interests  paramount.  It
     also  bears  emphasis  that  technical   compliance  with  the  procedures,
     prohibitions  and limitations of the Code will not  automatically  insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any MFS Client.

II.  Definitions

     The  definitions are designed to help you understand the application of the
     Code to MFS Employees, and in particular, your situation. These definitions are an  integral  part of the Code and a  proper  understanding  of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions.  The specific  requirements of the Code begin on page 10. Please refer back to these definitions as you read the Code.

A.   Categories of Personnel

1.   Investment Personnel means and includes:

a)   Employees in the Equity and Fixed Income  Departments,  including portfolio managers, research analysts, traders, support staff, etc.;

b)   Other persons  designated as Investment  Personnel by MFS' Chief Compliance
     Officer  ("CCO"),  MFS' Conflicts  Officer  ("Conflicts  Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee").

2.   Portfolio  Managers are  Employees who are  primarily  responsible  for the day-to-day  management of a portfolio).  Research  Analysts (defined below)
     are  deemed to be  Portfolio  Managers  with  respect to any  portfolio  or discrete  portion of any portfolio  managed  collectively by a committee of
     Research Analysts (e.g., MFS Research Fund).

3.   Research  Analysts are Employees  whose assigned  duties solely are to make investment recommendations to or for the benefit of any portfolio.

4.   Access  Persons are those  Employees,  who, (i) in the  ordinary  course of their regular duties, make,  participate in or obtain information regarding the purchase or sale of securities  by any MFS Client;  (ii) have access to nonpublic  information  regarding  any  MFS  Client's  purchase  or sale of securities;  (iii)  have  access to  nonpublic  information  regarding  the portfolio  holdings  of any MFS  Client;  (iv) have  involvement  in making securities  recommendations  to any  MFS  Client  or  have  access  to such recommendations  that are nonpublic;  or (v) have otherwise been designated as Access Persons by MFS' CCO, MFS' Conflicts Officer or their designee(s), or the Committee.  All Investment  Personnel  (including Portfolio Managers and Research  Analysts) are also Access  Persons.  Please see Exhibit B for the Access Person designations of MFS' Employees.

5.   Non-Access  Persons are MFS  Employees  who are not  categorized  as Access
     Persons or Investment Personnel.

6.   MFS Employees,  or Employee, are all officers,  directors (who are also MFS
     Employees)  and employees of the MFS  Companies,  and such other persons as designated by the Committee. MFS Employees, or Employee, excludes employees of Four Pillars Capital,  Inc. solely to the extent that such employees are subject to a separate code of ethics.

7.   FINRA  Affiliated  Person  is an  Employee  who is also  associated  with a
     FINRA-member firm, or licensed by the FINRA.

8.   Covered Person means a person subject to the provisions of this Code.  This includes MFS Employees and their related persons, such as spouses and minor children,  as well as  other  persons  designated  by the CCO or  Conflicts
     Officer,  or their  designee(s),  or the Committee (who shall be treated as
     MFS Employees,  Access Persons,  Non-Access Persons,  Portfolio Managers or
     Research Analysts,  as designated by the CCO or Conflicts Officer, or their designees(s),  or the  Committee).  Such persons may include fund officers,
     consultants,   contractors  and  employees  of  Sun  Life  Financial,  Inc.
     providing services to MFS.

B.   Accounts are all brokerage  accounts  (excluding  529 Plans) and Reportable
     Fund accounts.

C.   Employee Related Account of any person covered under this Code includes but is not limited to:

1.   The  Employee's  own  Accounts  and  Accounts  "beneficially  owned" by the
     Employee as described below;

2.   The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's household;

3.   Accounts in which the  Employee,  his/her  spouse/domestic  partner,  minor children or other  relatives  living in their  household  have a beneficial interest  (i.e.,  share in the  profits  even if there is no  influence  on voting or disposition of the shares); and

4.   Accounts  (including  corporate Accounts and trust Accounts) over which the
     Employee  or  his/her  spouse/domestic  partner or other  relatives  in the
     Employee's household exercises investment  discretion or direct or indirect influence or control.

     See Appendix A for a more detailed discussion of beneficial ownership.  For additional  guidance  in  determining  beneficial  ownership,  contact  the
     Compliance Department.

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    Any person subject to this Code is responsible for compliance with these rules with respect to any Employee Related Account, as applicable.
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D.   Automatic  Investment  Plan  means a  program  in  which  regular  periodic purchases (or withdrawals)  are made  automatically in (or from) investment accounts in accordance with a predetermined  schedule and allocation.  This includes a dividend  reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

E.   CCO means MFS' Chief Compliance Officer.

F.   Committee means the Code of Ethics Oversight Committee.

G.   Conflicts Officer means MFS' Conflicts Officer.

H.   Covered  Securities  are  generally  all  securities.  See  Exhibit  C  for application  of the Code to the  various  security  types and for a list of securities which are not Covered Securities.

I.   IPO means an initial public offering of equity  securities  registered with the U.S.  Securities  and Exchange  Commission or (if  necessary) a foreign financial regulatory authority.

J.   MFS Client includes any advisory client of the MFS Companies.

K.   Private  Placement  means  a  securities   offering  that  is  exempt  from
     registration  under certain  provisions of the U.S.  securities laws and/or similar  laws of  non-U.S.  jurisdictions  (if you are unsure  whether  the securities  are issued in a private  placement,  you must  consult with the
     Compliance Department).

L.   Portfolio  means any fund or account or any  discrete  portion of a fund or account of a MFS Client.

M.   Reportable  Fund means any fund for which a MFS Company acts as  investment adviser,  sub-adviser  or principal  underwriter.  Such funds  include MFS'
     retail  funds,  MFS Variable  Insurance  Trust,  MFS  Institutional  Trust,
     MFS/Sun Life Series Trust,  Compass Variable Accounts,  and funds for which
     MFS  serves  as  sub-adviser,  as well as MFS  offshore  funds  (e.g.,  MFS
     Meridian  Funds).  See the  Table  of  Contents  for a link to the  list of
     Reportable Funds.

III. Procedural Requirements of the Code Applicable to MFS Employees (Non-Access
     Persons, Access Persons and Investment Personnel)

A.   Compliance with Applicable Federal Securities Laws.

     The MFS Companies are subject to extensive regulation.  As an MFS Employee, you must comply not only with all applicable  federal  securities  laws but all  applicable  firm-wide  policies and  procedures,  including this Code, which  may be,  on  occasion,  more  restrictive  than  applicable  federal securities  laws. MFS Employees  resident outside the U.S. must also comply
     with  local   securities   laws  (see  Exhibit  A  for   specific   country
     requirements).  In addition, MFS Employees must be sensitive to the need to recognize  any  conflict,  or the  appearance  of a  conflict,  of interest between personal activities and activities conducted for the benefit of MFS clients, whether or not covered by the provisions of this policy.

B.   Reporting Violations.

     MFS  Employees are required to report any  violation,  whether their own or another  individual's,  of the Code, Inside  Information Policy and related
     procedures,   Code  of  Business   Conduct  or  MFS'   Business   Gift  and
     Entertainment  Policy,  and  any  amendments  thereto  (collectively,   the
     "Conduct Policies").  Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman,  as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for
     a link to this  policy).  Alternatively,  you  may  contact  the CCO or the
     Conflicts Officer or their designee(s).

C.   Certification of Receipt and Compliance.

1.   Initial Certification (New Employee)

     Each new MFS Employee will be given copies of the Conduct Policies.  Within
     10 calendar  days of  commencement  of  employment,  each new Employee must certify that they have read and  understand  the  provisions of the Conduct
     Policies.  This  certification  must be completed  using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting  requirement  may be fulfilled  instead using paper forms.

2.   Quarterly Certification of Compliance.

     On a quarterly basis,  Employees will be expected to certify that they: (i)
     have received copies of the then current Conduct  Policies;  (ii) have read and understand the Conduct  Policies and recognize that they are subject to
     their   requirements;   and  (iii)  have  complied   with  all   applicable
     requirements of the Conduct Policies. This certification shall apply to all
     Employee Related  Accounts,  and must be completed using the Code of Ethics system at https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this reporting  requirement may be fulfilled instead using a paper form.

D.   Use of Preferred Brokers

     Employees  located  in U.S.  are  required  to  maintain  Employee  Related
     Accounts at, and execute all  transactions in Covered  Securities  through, one or more  broker-dealers  as  determined  by the  Committee.  (A list of preferred brokers is located on https://mfs.ptaconnect.com).  New Employees should initiate a transfer of Employee  Related  Accounts to one or more of the preferred  brokers within 45 days of their hire date. Upon opening such an  Account,  Employees  are  required  to  disclose  the  Account  to  the
     Compliance  Department.   MFS  Employees  must  also  agree  to  allow  the
     broker-dealer to provide the Compliance  Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

     Employees  are required to receive  approval from the Committee to maintain an Employee  Related  Account with  broker-dealers  other than those on the preferred list.  Permission to open or maintain an Employee Related Account with a broker-dealer  other than those on the list of approved brokers will not be granted or may be revoked if, among other things,  transactions  are not reported as described  below in  Transactions  Reporting  Requirements,
     Section III. G. The Committee  may grant or withhold  approval to Employees to open or maintain an Employee Related Account with  broker-dealers  other than those on the preferred list in its sole  discretion.  Employees should not have any expectation  that the Committee will grant approval to open or maintain an Employee Related Account with any broker-dealer  other than one on the preferred list.

E.   Reportable Funds Transactions and Holdings

     Employees are required to purchase and maintain  investments  in Reportable
     Funds sponsored by MFS through MFS, or another entity designated by MFS for
     Reportable  Funds  not  available  for  sale in the U.S.  Transactions  and holdings in sub-advised  Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below. (See the Table of
     Contents for a link to the list of products sub-advised by MFS.)

     In  addition,  MFS  Employees  are  subject  to the same  policies  against excessive  trading that apply for all  shareholders  in  Reportable  Funds.
     These policies,  which are described in the Reportable Funds' prospectuses, are subject to change.

F.   Disclosure  of Employee  Related  Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)

1.   Initial Report

     Each new Employee must disclose to the  Compliance  Department all Employee
     Related Accounts and all holdings in Covered Securities whether or not held in an Employee  Related account within 10 calendar days of their hire. This
     report   must   be   made   using   the   Code   of   Ethics    system   at
     https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this  reporting  requirement  may be fulfilled  instead  using a paper form. The report must contain  information  that is current as of a date no more than 45 days  prior to the date the  report is  submitted.  Also,  any
     Employee  Related  Accounts  newly  associated  with an  Employee,  through marriage or any other life event,  must be  disclosed  promptly,  typically within 10 days of the event.

2.   Annual Update

     On an annual basis,  Employees will be required to make an annual update of their  Employee  Related  Accounts and all holdings in Covered  Securities, whether or not held in an Employee Related Account. The report must contain information  that is current as of a date no more than 45 days prior to the date the report is submitted.

G.   Transactions Reporting Requirements

     Each Employee must either report and/or verify all  transactions in Covered
     Securities.  Reports  must  show any  purchases  or sales  for all  Covered
     Securities whether or not executed in an Employee Related Account.  Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly  report  within 30 days of calendar  quarter end even if they had no transactions in Covered Securities within the quarter.  Reports
     must   be    submitted    using    the   Code   of    Ethics    system   at
     https://mfs.ptaconnect.com. The Committee may, at its discretion, determine that this  reporting  requirement  may be fulfilled  instead  using a paper form. For purposes of this report,  transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

H.   Discretionary Authorization

     Generally,   Employees  are  prohibited  from  exercising  discretion  over
     accounts  in  which  they  have  no  beneficial  interest.   Under  limited
     circumstances,  and only with prior written  approval  from the  Compliance
     Department,  an Employee may be permitted to exercise such  discretion.  In addition, Employees must receive prior written approval from the Compliance
     Department  before:  (i) assuming power of attorney related to financial or investment  matters for any person or entity;  or (ii) accepting a position on an investment committee for any entity.  Further,  Employees must notify the  Compliance  Department  upon  becoming  an  executor  or trustee of an estate.

I.   Excessive Trading

     Excessive or inappropriate  trading that interferes with job performance or compromises the duty that MFS owes to MFS Clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance  Department  and reported to senior  management for review. A pattern of excessive trading may lead to disciplinary  action under the Code.

J.   Use of MFS Proprietary Information

     MFS' investment  recommendations and other proprietary  information are for the exclusive use of MFS Clients. Employees should not use MFS' proprietary
     information  for  personal   benefit.   Any  pattern  of  personal  trading
     suggesting use of MFS' proprietary  information will be investigated by the
     Compliance  Department.  Any misuse or distribution in contravention of MFS policies of MFS' investment recommendations is prohibited.

K.   Futures and Related Options on Covered Securities

     Employees are prohibited from using futures or related options on a Covered
     Security  to evade the  restrictions  of this Code.  Employees  may not use futures or related options  transactions with respect to a Covered Security if the Code would prohibit taking the same position directly in the Covered
     Security.

L.   Initial Public Offerings

     Employees  who are  also  FINRA  Affiliated  Persons  are  prohibited  from purchasing equity securities in an IPO.

M.   Investment Clubs and Investment Contests

     MFS generally prohibits Employees from direct or indirect  participation in an investment club, or investment contest. These prohibitions extend to the direct  or  indirect  acceptance  of  payment  or  offers  of  payments  of compensation,  gifts,  prizes or winnings as a result of  participation  in such activities.  Employees should understand that this prohibition applies with equal force to an investment  contest in which contest  winners do not win a prize with any monetary value.

IV.  Trading Provisions,  Restrictions and Prohibitions Applicable to All Access
     Persons and Investment  Personnel  (collectively,  "Access  Persons" unless otherwise noted)

A.   Pre-clearance

     Access Persons must pre-clear  before  effecting a personal  transaction in any Covered  Security,  except for Reportable  Funds.  Note: All closed-end funds, including closed-end funds managed by MFS, must be pre-cleared.

     Generally,  a pre-clearance request will not be approved if it would appear that the trade  could  have a  material  influence  on the  market for that security or would take  advantage of, or hinder,  trading by any MFS Client within a reasonable number of days. Additionally, any pre-clearance request may be evaluated to determine  compliance with other provisions of the Code relevant to the trade or as market or other conditions warrant.

     To  avoid  inadvertent  violations,   good-till-cancelled  orders  are  not
     permitted.

     Pre-clearance  requests will  generally be limited to US trading hours with the exception of international  employees where  pre-clearance is permitted during a specific  time-frame as determined by the Code of Ethics Oversight
     Committee.

o    Information  regarding current pre-clearance hours is available on the Code of Ethics system at https://mfs.ptaconnect.com .

     Pre-clearance  approval is good for the same business day  authorization is granted,  with the exception of employees in Japan, Hong Kong, or Singapore
     (Asia).

o    In order to pre-clear, an Access Person must enter his/her trade request in to the Code of Ethics system ( https://mfs.ptaconnect.com ) on the day they intend to trade.

     By seeking pre-clearance,  Access Persons will be deemed to be advising the
     Compliance Department that they (i) do not possess any material,  nonpublic information  relating to the security or issuer of the  security;  (ii) are not using knowledge of any proposed trade or investment program relating to any MFS Client portfolio for personal  benefit;  (iii) believe the proposed trade is available to any similarly situated market participant on the same terms;  and (iv) will  provide any  relevant  information  requested by the
     Compliance Department.

     Pre-clearance  may be  denied  for any  reason.  An  Access  Person  is not entitled  to  receive  any  explanation  or reason  if their  pre-clearance request is denied.

     Pre-clearance  is not required for the below list of  transactions.  Please see Exhibit C for whether these transactions need to be reported:

o    Purchases  or sales  that are not  voluntary;  which  include,  but are not limited  to tender  offers,  transactions  executed  by a broker to cover a negative  cash  balance in an account,  broker  disposition  of  fractional shares and debt maturities. These exclude transactions executed as a result of a margin call or forced cover of a short position.;

o    Purchases or sales which are part of an Automatic  Investment Plan that has been disclosed to the Compliance Department in advance;

o    Transactions  in  securities  not covered by this Code,  or other  security types for which pre-clearance is not required (see Exhibit C); and

o    Subject to prior  approval from the  Committee,  trades in an account where investment discretion is delegated to an independent third party.

B.   Private Placements

     Access Persons must obtain prior  approval from the  Compliance  Department before participating in a Private Placement. The Compliance Department will consult with the Committee and other appropriate  parties in evaluating the request.  To request  prior  approval,  Access  Persons  must  provide  the
     Compliance  Department with a completed Private Placement  Approval Request
     (see Exhibit D).

     If the request is approved,  the Access Person must report the trade on the
     Quarterly  Transaction Report and report the holding on the Annual Holdings
     Report (see Section III. F. and Section III. G.).

     If the Access Person is also a Portfolio Manager and has a material role in the  subsequent  consideration  of securities of the issuer (or one that is affiliated)  by any MFS Client  portfolio  after being  permitted to make a
     Private Placement, the following steps must be taken:

1.   The  Portfolio  Manager must disclose the Private  Placement  interest to a member of MFS' Investment Management Committee.

2.   An  independent  review by the Compliance  Department in  conjunction  with other appropriate  parties must be obtained for any subsequent  decision to buy any  securities  of the  issuer  (or one  that is  affiliated)  for the
     Portfolio  Manager's  assigned  client  portfolio(s)  before buying for the portfolio(s).  The review must be performed by the Compliance Department in consultation with other appropriate parties.

C.   Initial Public Offerings

     Access  Persons are  generally  prohibited  from  purchasing  securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance  Department,  in consultation  with the Committee and/or other appropriate parties,  certain Access Persons may purchase equity securities in an IPO or a secondary offering,  provided the
     Compliance  Department  and/or other  appropriate  parties  determines such purchase  does not create a  reasonable  prospect of a conflict of interest with any Portfolio.  To request permission to purchase equity securities in an IPO or a secondary equity  offering,  the Access Person must provide the
     Compliance  Department  with a completed  request  form (see Exhibit E). To request permission to purchase new issues of fixed income  securities,  the
     Access Person must  pre-clear the security  using the Code of Ethics system at https://mfs.ptaconnect.com .

D.   Restricted Securities.

     Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any  complex-wide  restriction list maintained by the Compliance Department.

E.   Short-Term Trading

     All Access Persons are prohibited from profiting from the purchase and sale
     (or sale and purchase) of the same or equivalent Covered Security within 60 calendar days. Profits from such trades must be disgorged  (surrendered) in a manner acceptable to MFS. Any disgorgement  amount shall be calculated by the Compliance Department,  the calculation of which shall be binding. This provision does not apply to:

o    Transactions in Covered  Securities that are exempt from the  pre-clearance requirements described above (see Exhibit C);

o    Transactions  executed  in  Employee  Related  Accounts  that,  with  prior approval from the Compliance Department, are exempt from pre-clearance; or

o    Transactions effected through an Automatic Investment Plan.

F.   Selling Short

     Access Persons must not sell short.

G.   Service as a Director

     Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably  likely to become publicly traded within one year from the date the Access  Person  joined the board.  In the event an Access Person  learns that a privately  held company for which the
     Access  Person  serves  as a  director  or  trustee  plans to make a public offering, the Access Person must promptly notify the Compliance Department.
     Access  Persons  serving  as  directors  or  trustees  of  publicly  traded companies  may be isolated from other MFS  Employees  through  "information barriers" or other appropriate procedures.

     Access  Persons who would like to serve on a board of directors or trustees of a  non-profit  organization  or a  privately  held  company  that is not reasonably  likely to become  publicly traded within one year from the date the Access  Person  joined the board  should  refer to the Code of Business
     Conduct prior to participating in the outside activity.

V.   Trading Requirements Applicable to Research Analysts and Portfolio Managers

A.   Portfolio Managers Trading in Reportable Funds

     No Portfolio  Manager shall buy and sell (or sell and buy) shares within 14 calendar days for his or her Employee  Related  Accounts of any  Reportable
     Fund with  respect to which he or she serves as a Portfolio  Manager.  This provision  does not apply to  transactions  effected  through an  Automatic
     Investment Plan.

B.   Portfolio Managers Trading Individual Securities

     Portfolio  Managers  are  prohibited  from  trading  a  security  for their
     Employee  Related  Accounts (a) for seven calendar days after a transaction in the same or  equivalent  security  in a  Portfolio  for  which he or she serves as  Portfolio  Manager  and (b) for  seven  calendar  days  before a transaction in the same or similar  security in a Portfolio for which he or she serves as  Portfolio  Manager if the  Portfolio  Manager  had reason to believe  that such  Portfolio  was  reasonably  likely to trade the same or similar  security  within seven  calendar days after a  transaction  in the
     Portfolio  Manager's  Employee  Related  Accounts.  If a Portfolio  Manager
     receives  pre-clearance  authorization  to trade a  security  in his or her
     Employee   Related  Account,   and  subsequently   determines  that  it  is
     appropriate  to trade the same or  equivalent  security in a Portfolio  for which the Employee serves as Portfolio Manager,  the Portfolio Manager must contact the Compliance  Department prior to executing any trades for his or her Employee Related Account and/or Portfolio.

C.   Affirmative Duty to Recommend Suitable Securities

     Research  Analysts  have an  affirmative  duty to make  unbiased and timely recommendations  to MFS  Clients.  A Research  Analyst is  prohibited  from trading a  security  he or she  covers,  or is  assigned  to  cover,  in an
     Employee  Related  Account  if he or she has not  communicated  information material to an investment  decision about that security to MFS Clients in a
     research  note.  In  addition,   Research   Analysts  are  prohibited  from
     refraining to make timely  recommendations  of securities in order to avoid actual or  potential  conflicts  of  interest  with  transactions  in those securities in Employee Related  Accounts.  For purposes of this and similar provisions  herein,  including  information in a research note or a revised research note constitutes communication to a client of the MFS Companies.

VI.  Administration and Enforcement of the Code of Ethics

A.   Applicability of the Code of Ethics' Provisions

     The Committee, or its designee(s), has the discretion to determine that the provisions  of the  Code  of  Ethics  policy  do not  apply  to a  specific transaction  or activity.  The Committee will review  applicable  facts and circumstances  of such  situations,  such as specific  legal  requirements, contractual  obligations or financial hardship. Any Employee who would like such  consideration  must  submit a request in  writing  to the  Compliance
     Department.

B.   Review of Reports

     The Compliance  Department  will  regularly  review and monitor the reports filed by Covered Persons. Employees and their supervisors may or may not be notified of the Compliance Departments review.

C.   Violations and Sanctions

     Any potential  violation of the provisions of the Code or related  policies will be investigated by the Compliance  Department,  or, if necessary,  the
     Committee.  If a  determination  is made that a violation has  occurred,  a sanction may be imposed.  Sanctions may include, but are not limited to one or more  of the  following:  a  warning  letter,  fine,  profit  surrender, personal  trading ban,  termination  of  employment or referral to civil or criminal authorities.  Material violations will be reported promptly to the respective boards of  trustees/managers of the Reportable Funds or relevant committees of the boards.

D.   Appeal of Sanction(s)

     Employees deemed to have violated the Code may appeal the  determination by providing the Compliance  Department with a written  explanation  within 30 days of being  informed of the  outcome.  If  appropriate,  the  Compliance
     Department will review the matter with the Committee.  The Employee will be advised  whether the  sanction(s)  will be imposed,  modified or withdrawn.
     Such  decisions  on  appeals  are  binding.  The  Employee  may elect to be represented by counsel of his or her own choosing and expense.

E.   Amendments and Committee Procedures

     The Committee will adopt  procedures  that will include  periodic review of this Code and all  appendices  and exhibits to the Code. The Committee may, from time to time,  amend the Code and any  appendices  and exhibits to the
     Code to reflect updated business  practice.  The Committee shall submit any
     such  amendments  to  MFS'  Internal  Compliance  Controls  Committee.   In
     addition,  the Committee shall submit any material  amendments to this Code to the respective boards of  trustees/managers  of the Reportable Funds, or their designees,  for approval no later than 6 months after adoption of the material change.

                                   Appendix A

                              Beneficial Ownership

     MFS' Code of Ethics (the "Code") states that the Code's provisions apply to accounts  beneficially  owned by the  Employee,  as well as accounts  under direct or indirect  influence or control of the  Employee.  Essentially,  a person is  considered  to be a beneficial  owner of accounts or  securities when the person has or shares direct or indirect  pecuniary interest in the accounts  or  securities.  Pecuniary  interest  means that a person has the ability to profit,  directly or  indirectly,  or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

o    Accounts and securities  held by immediate  family members sharing the same household; and

o    Securities held in trust (certain exceptions may apply).

     In addition, an Employee may be considered a beneficial owner of an account or securities when the Employee can exercise direct or indirect  investment control.

     Practical Application

o    If an adult child is living with his or her parents: If the child is living in the parents'  house,  but does not financially  support the parent,  the parents'  accounts and securities are not beneficially  owned by the child.
     If the child works for MFS and does not  financially  support the  parents, accounts and  securities  owned by the parents are not subject to the Code.
     If,  however,  one or both parents work for MFS, and the child is supported by the  parent(s),  the child's  accounts and securities are subject to the
     Code because the  parent(s) is a beneficial  owner of the child's  accounts and securities.

o    Co-habitation  (domestic  partnership):  Accounts  where the  employee is a joint owner,  or listed as a  beneficiary,  are subject to the Code. If the
     Employee  contributes to the maintenance of the household and the financial
     support  of  the  partner,   the  partner's  accounts  and  securities  are
     beneficially owned by the employee and are therefore subject to the Code.

o    Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

o    UGMA/UTMA  accounts:  If the Employee,  or the  Employee's  spouse,  is the custodian  for a minor  child,  the  account is  beneficially  owned by the
     Employee.  If someone other than the Employee, or the Employee's spouse, is
     the  custodian  for  the  Employee's   minor  child,  the  account  is  not
     beneficially owned by the Employee.

o    Transfer  On Death  accounts  ("TOD  accounts"):  TOD  accounts  where  the
     Employee  becomes the  registrant  upon death of the account  owner are not beneficially  owned  by  the  Employee  until  the  transfer  occurs  (this particular account registration is not common).

o    Trusts:

o    If the Employee is the trustee for an account where the  beneficiaries  are not immediate  family members,  the position should be reviewed in light of outside business  activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

o    If the Employee is a beneficiary and does not share investment control with a  trustee,  the  Employee  is not a  beneficial  owner  until the trust is distributed.

o    If an Employee is a beneficiary and can make investment  decisions  without consultation  with a  trustee,  the  trust  is  beneficially  owned  by the
     Employee.

o    If the Employee is a trustee and a beneficiary,  the trust is  beneficially owned by the Employee.

o    If the Employee is a trustee, and a family member is beneficiary,  then the account is beneficially owned by the Employee.

o    If  the  Employee  is  a  settlor  of  a  revocable  trust,  the  trust  is beneficially owned by the Employee.

o    If the Employee's  spouse/domestic  partner is trustee and  beneficiary,  a case-by-case  review will be performed to  determine  applicability  of the
     Code.

o    College  age  children:  If an  Employee  has a child in college  and still claims  the  child as a  dependent  for tax  purposes,  the  Employee  is a beneficial owner of the child's accounts and securities.

o    Powers of attorney:  If an Employee has been granted power of attorney over an account,  the Employee is not the beneficial  owner of the account until such time as the power of attorney is activated.

                                   Appendix B

                              Reporting Obligations

Note: Employees must submit all required reports using the Code of Ethics system at https://mfs.ptaconnect.com.  The Committee may, at its discretion,  determine that this reporting requirement may be fulfilled instead using a paper form. The electronic  reports on the Code of Ethics system meet the contents  requirements listed below in Sections A.1. and B.1.

A.   Initial and Annual Holdings Reports

Employees must file initial and annual holdings reports ("Holdings  Reports") as follows.

     1.   Content of Holdings Reports

          o    The title,  number of shares and principal amount of each Covered
               Security;

          o    The  name  of  any  broker  or  dealer  with  whom  the  Employee maintained an account in which ANY  securities  were held for the direct or indirect benefit of the Employee; and

          o    The date the Employee submits the report.

     2. Timing of Holdings Reports

          o    Initial  Report - No later than 10 days after the person  becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

          o    Annual Report - Annually,  and the information must be current as of a date no more than 45 days before the report is submitted.

     3. Exceptions from Holdings Report Requirements

     No   holdings report is necessary:

          o    For holdings in securities that are not Covered Securities; or

          o    For securities  held in accounts over which the Access Person had no direct or indirect influence or control.

B.   Quarterly Transaction Reports

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

(i)  any transaction  during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

(ii) any account  established  by the  Employee  during the quarter in which ANY securities were held during the quarter for the direct or indirect  benefit of the Employee.

Brokerage  statements may satisfy the Transactions  Report  obligation  provided that they contain all the information  required in the  Transactions  Report and are submitted within the requisite time period as set forth below.

     1.   Content of Transactions Report

          a.   For Transactions in Covered Securities

               o    The date of the  transaction,  the title,  the interest rate and maturity date (if applicable),  the number of shares and the principal amount of each Covered Security involved;

               o    The nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

               o    The price of the Covered  Security at which the  transaction was effected;

               o    The name of the broker, dealer or bank with or through which the transaction was effected; and

               o    The date the report was submitted by the Employee.

          b.   For Newly Established Accounts Holding ANY Securities

               o    The  name of the  broker,  dealer  or  bank  with  whom  the
                    Employee established the account;

               o    The date the account was established; and

               o    The date the report was submitted by the Employee.

     2.   Timing of Transactions Report

          No   later than 30 days after the end of the calendar quarter.

     3.   Exceptions from Transactions Report Requirements

          No   Transactions Report is necessary:

               o    For   transactions   in  securities  that  are  not  Covered
                    Securities;

               o    With respect to  securities  held in accounts over which the
                    Access  Person  had  no  direct  or  indirect  influence  or control; or

               o    With  respect  to  transactions   effected  pursuant  to  an
                    Automatic Investment Plan.

                                    Exhibit A

                          Specific Country Requirements

           (For MFS Employees Located in Offices Outside of the U.S.)

United Kingdom

The UK  Financial  Services  Authority  rules on  personal  account  dealing are contained  in Chapter 11 of the FSA  Handbook's  Conduct of Business  Sourcebook
("COBS).  Further details of the compliance requirements in relation to COBS are in the MFS International UK Ltd ("MIL UK") Compliance Manual.

As an investment management organization,  MIL UK has an obligation to implement and maintain a meaningful  policy  governing the investment  transactions of its employees (including  directors and officers).  In accordance with COBS 11.7.1R, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest,  between the  employees and clients of MIL UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act
1993,  which  relates  to  insider  dealing,  and part  (VIII) of the  Financial
Services and markets Act 2000,  which relates to market abuse and the FSA's Code of Market  Conduct.  This policy is detailed  in the MIL UK  Compliance  Manual, which should be read in conjunction with this Code.

Under COBS,  MIL UK must take  reasonable  steps to ensure  that any  investment activities  conducted by  employees do not conflict  with MIL UK's duties to its customers.  In ensuring this is and continues to be the case, MIL UK must ensure it has in place processes and procedures  which enable it to identify and record any employee  transactions  and  permission to continue with any  transaction is only given where the requirements of COBS are met.

In addition,  in respect of UK-based employees,  spread betting on securities is prohibited.

For specific guidance,  please contact Marc Marsdale,  Compliance Officer - UK &
Europe.

Japan

MIMkk,  MFS' subsidiary in Japan,  and its employees,  are under  supervision of
Japanese  FSA and  Kantoh  Local  Financial  Bureau  as the  investment  manager registered in Japan.  MIMkk and its  employees  are regulated by the  following, from the viewpoint of the Code:

o    Financial   Instruments   Exchange  Law,   Chapter  VI  -  Regulations  for
     Transactions, etc. of Securities.

o    Guideline for Prohibition of Insider Trading by Japan Securities Investment
     Advisers Association ("JSIAA").

For specific  guidance,  please  contact  Hirata  Yasuyuki,  MIMkk's  Compliance
Officer.

Spain

MFS International (UK) Limited,  Sucursal en Espana ("MIL Spain"), is the branch in Spain of MFS  International  (UK) Limited ("MIL UK"), an investment  services undertaking  domiciled in the United  Kingdom.  MIL Spain is  registered  in the
Register of Branches of Foreign Investment Services  Undertakings at the Spanish
Securities Market Commission (Comision Nacional del Mercado de Valores - "CNMV")
and is authorised to engage in certain investment activities in Spain. MIL Spain has  prepared  Internal  Conduct  Regulations  (hereinafter,  the "ICR")  which, together with the General Code of Conduct annexed to Royal Decree 629/1993, of 3
May, the Ministerial  Order of 7 October 1999  implementing  the general code of conduct and rules for acting in the management of investment  portfolios and the
MFS Code of  Business  Conduct and related  policies  including  the MFS Code of
Ethics, constitute the rules of conduct applicable to MIL Spain.

Chapter 6 of the MIL Spain ICR deals generally with personal account dealing for employees of MIL Spain. Chapter 6 incorporates by reference and makes applicable to all MIL Spain employees the MFS Code of Ethics.  MIL Spain  employees  should review  the  ICR,  and for  specific  guidance  should  contact  Marc  Marsdale,
Compliance Officer - UK & Europe.

                                    Exhibit B

                   Access Categorization of MFS Business Units

Business Units Designated as "Access Person"

o    Management Group

o    Risk Management

o    Fund Treasury

o    Global Investment Support

o    Global Investment Technology

o    Internal Audit

o    Email Review

o    Legal

o    MIL

o    Compliance

o    MFSI

o    Investment Services

o    Information Technology

o    MFD - Dealer Relations

o    MFD - Sales Desks

o    MFD Field Force

o    MFD - Marketing

o    RFP & Proposals Center

o    ISG

o    PPM

o    Employees  who are  members of the  Management  Committee,  the  Operations
     Committee or the Senior Leadership Team

o    Employees who have access to Investment Research System, the equity trading system or the fixed income trading system.

o    Employees who have access to any system containing  information  related to current portfolio holdings.

                                    Exhibit C

           Security Types and Pre-Clearance and Reporting Requirements

      (This list is not all inclusive and may be updated from time to time.
          Contact the Compliance Department for additional guidance.)

-------------------------------------------------------- -------------- -------------------
     Security Type                                      Pre-clearance     Transactions and
                                                        Required?             Holdings
                                                                             Reporting
                                                                             Required?

-------------------------------------------------------- -------------- -------------------
Open-end investment companies which are not              No                   No
Reportable Funds
-------------------------------------------------------- -------------- -------------------
Non-MFS 529 Plans                                        No                   No
-------------------------------------------------------- -------------- -------------------
Reportable Funds (excluding MFS money market funds)      No                   Yes
-------------------------------------------------------- -------------- -------------------
Closed-end funds (including MFS closed-end funds)        Yes                  Yes
-------------------------------------------------------- -------------- -------------------
Equity securities                                        Yes                  Yes
-------------------------------------------------------- -------------- -------------------
Municipal bond securities                                Yes                  Yes
-------------------------------------------------------- -------------- -------------------
Corporate bond securities                                Yes                  Yes
-------------------------------------------------------- -------------- -------------------
High yield bond securities                               Yes                  Yes
-------------------------------------------------------- -------------- -------------------
U.S. Treasury Securities and other obligations backed    No                   No
by the good faith and credit of the U.S. government
-------------------------------------------------------- -------------- -------------------
Debt obligations that are NOT backed by the good         Yes                  Yes
faith and credit of the U.S. government (such as
Fannie Mae bonds)
-------------------------------------------------------- -------------- -------------------
Foreign government issued securities                     No                   Yes
-------------------------------------------------------- -------------- -------------------
Money market instruments, including commercial paper,    No                   No
bankers' acceptances, certificates of deposit and
repurchase agreements, auction-rate preferred and
short-term fixed income securities with a maturity of
less than one year
-------------------------------------------------------- -------------- -------------------
Private placements (including real estate limited        No*                  Yes
partnerships or cooperatives)

-------------------------------------------------------- -------------- -------------------
Variable rate demand obligations and municipal           No                   No
floaters
-------------------------------------------------------- -------------- -------------------
Options on foreign currency traded on a national         No                   Yes
securities exchange
-------------------------------------------------------- -------------- -------------------
Options on foreign currency traded over-the-counter      No                   No
or on futures exchanges
-------------------------------------------------------- -------------- -------------------
Commodities and options and futures on commodities       No                   No
-------------------------------------------------------- -------------- -------------------
Forwards contracts other than forwards on securities     No                   No
-------------------------------------------------------- -------------- -------------------
Unit investment trusts which are exclusively invested    No                   No
in one or more open-end funds, none of which are
Reportable Funds
-------------------------------------------------------- -------------- -------------------
MFS stock and shares of Sun Life of Canada (U.S.)        No                   No**
Financial Services Holdings, Inc.
-------------------------------------------------------- -------------- -------------------
Sun Life Financial Inc.                                  No                   Yes
-------------------------------------------------------- -------------- -------------------
Certain exchange traded funds categorized as broad       No                   Yes
based by the AMEX, NYSE or NASDAQ.  The list is
posted on the PTA site or https://mfs.ptaconnect.com

-------------------------------------------------------- -------------- -------------------
Options on certain security indexes.   The list is       No                   Yes
posted on the PTA site or https://mfs.ptaconnect.com
------------------------------------------------------- --------------- -------------------
Options and forwards contracts on securities             Yes                  Yes
-------------------------------------------------------- -------------- -------------------

* Note that  while  transactions  in these  securities  are not  required  to be pre-cleared  using the Code of  Ethics  Online  system,  you must  obtain  prior approval  from the  Compliance  Department  before  participating  in a  private placement. See Section IV. B. of the Code of Ethics.

** MFS and Sun Life private stock are considered to be Covered  Securities under the terms of this Code.  Employees need not report such stock on transactions or holdings reports pursuant to SEC No-Action Letter, Investment Company Institute,
November 27, 2000.

                                    Exhibit D

                       Private Placement Approval Request

                                  Please Print.

Employee Name:_____________________________

Employee Position:___________________________

MFS Phone Extension:______________________________

Name of Company:_____________________________________________________________

Dollar amount of private placement:_____________________________________________

Dollar amount of your intended investment:_______________________________________

Does this company have publicly traded securities?  Yes        No

How were you offered the opportunity to invest in this private placement?______________________________________________________________________

What is the nature of your relationship with the individual or entity?_________________________________________________________________________

Was the opportunity because of your position with
MFS?______________________________________________________________________

Would it  appear to the SEC or other  parties  that you are  being  offered  the opportunity to participate  in an exclusive,  very limited  offering as a way to curry favor with you or your colleagues at MFS?_________________________________

Are  you  inclined  to  invest  in  the  private  placement  on  behalf  of  the funds/accounts you manage?

 Yes           No

Would any other MFS funds/accounts want to invest in this private placement?

 Yes           No

Date you require an answer:_____________________________________________________

Attachments:          business summary       prospectus      offering memorandum

Compliance Use Only

 Approved             Denied

_______________________________                      _______________________
Signature                                                   Date

_______________________________                      _______________________
Equity Or Fixed Income Signature                            Date

                                    Exhibit E

                    Initial Public Offering Approval Request

                                  Please Print.

Employee Name:_________________________  Employee Position:_____________________

MFS Phone Extension:______________________________

Name of Company:________________________________________________________________

Aggregate Dollar amount of IPO:__________

Dollar amount of your intended investment:_________

Maximum number of shares you intend to purchase?  ______________________________

Is your spouse an employee of the company?

 Yes        No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

 Yes        No  If no, please explain.       Not Applicable
________________________________________________________________________________

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

 Yes        No     Not Applicable

Could it appear to the SEC or other  parties that you (or your spouse) are being offered the  opportunity  to  participate in the IPO because of your position at
MFS or as a way to curry favor with MFS?

 Yes        No  If yes, please explain:
________________________________________________________________________________

Are the IPO shares  being  offered to your spouse as part of a separate  pool of shares allocable solely to company employees?

 Yes        No     Not Applicable

Are such  shares  part of a so-called  "friends  and  family" or directed  share allocation?

 Yes        No

If your spouse  chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

 General Public    Other Company Insiders    Not Applicable

If you are a portfolio  manager,  are the  funds/accounts  you manage  likely to participate in the IPO?

 Yes        No

If you are a portfolio manager,  are you aware of other funds/account that would be likely to participate in the IPO?

 Yes        No

Are there any other  relevant  facts or issues  that MFS should be aware of when considering your request?

 Yes        No  If yes, please explain:
________________________________________________________________________________

Date you  require an answer:  _________________,  ________.  (Note:  because IPO approval requests often require  additional  information and conversations  with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

________________________________________________________________________________

Attachments:        offering memorandum       underwriters' agreement

other materials describing eligibility to
participate in IPO.

Compliance Use Only

 Approved             Denied

___________________________________         ____________________________________
Signature                                            Date

___________________________________         ____________________________________
Equity Or Fixed Income Signature                     Date